Registration Statement No._____

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        WALGREEN CO.
   (Exact name of registrant as specified in its charter)

       ILLINOIS                              36-1924025
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)



     200 Wilmot Road
     Deerfield, Illinois                        60015
(Address of principal executive offices)      (Zip code)


                        WALGREEN CO.
                       EXECUTIVE STOCK
                         OPTION PLAN
                  (Full title of the plan)

 Julian A. Oettinger                    George C. McKann, Esq.
 Vice President, Secretary              Gardner, Carton & Douglas
 and General Counsel                    321 North Clark Street
 Walgreen Co.                           Quaker Tower
 200 Wilmot Road                        Chicago, Illinois  60610
 Deerfield, Illinois  60015             (312) 644-3000
 (847) 940-2500

(Name, address and telephone number, including area code, of agent for service)

               CALCULATION OF REGISTRATION FEE

____________________________________________________________
                                              Proposed
 Title of                     Amount          maximum
 securities to                to be           offering price
 be registered                registered (1)  per share (2)

 Common Stock
 (par value $ .3125 per share)  8,307,314     $39.375
____________________________________________________________
 Proposed
 maximum                Amount of
 aggregate              registration
 offering price (2)     fee

 $327,100,488.75        $99,121.36
____________________________________________________________

(1) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R.
     Sec. 230.416.

(2) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported in the consolidated reporting system on January 8, 1997 with respect to 8,307,314 shares available for grant under the Walgreen Co. Executive
     Stock Option Plan.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

     (i)   Form S-8 Registration Statement No. 2-79978,

     (ii)  Post Effective Amendment No. 1 to Form S-8
     Registration Number 2-79978, and

     (iii) Annual Report of Walgreen Co. (the "Registrant") on Form 10-K for the year ended August 31, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

      The Registrant's Common Stock is registered under
Section 12 of the Exchange Act.  The Registrant also has
Preferred Share Purchase Rights which are registered under
Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

ITEM 8.  EXHIBITS.

          4.01 Articles of Incorporation, as amended, filed as Exhibit 3(a) to Registrant's Annual Report on
          Form 10-K for the year ended August 31, 1995
          (File No. 1-604), and incorporated by reference herein.

          4.02 By-Laws, as amended, filed as Exhibit 4.03 to Registrant's Form S-8 Registration Statement on
          July 15, 1992 (Registration No. 33-49676), and incorporated by reference herein.

          4.03 Rights Agreement dated as of July 10, 1996, between Registrant and Harris Trust and Savings Bank, filed as Exhibit 1. to Registration Statement on Form 8-A on July 11, 1996 (File No. 1-604), and incorporated by reference herein.

          5.01  Opinion of counsel as to legality.

          23.01 Consent of expert.
                        II-1


                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on January 8, 1997.

                        WALGREEN CO.
                        (Registrant)


                        By:

                              /s/ Roger L. Polark
                              Roger L. Polark
                              Senior Vice President
                              Chief Financial Officer


      Pursuant to the Requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Name and Signature           Title            Date


                             Chairman of the
/s/ Charles R. Walgreen III  Board, Chief
Charles R. Walgreen III      Executive        January 8, 1997
                             Officer and
                             Director


                         President,
/s/ L. Daniel Jorndt     Chief Operating      January 8, 1997
L. Daniel Jorndt         Officer and Director



                         Senior Vice President
/s/ Roger L. Polark      and Chief Financial  January 8, 1997
Roger L. Polark          Officer



/s/ Roger H. Clausen     Controller           January 8, 1997
Roger H. Clausen
                        II-2


Name and Signature       Title                Date


                         Director             January _, 1997
William C. Foote


/s/ James J. Howard      Director             January 8, 1997
James J. Howard


/s/ Charles D. Hunter    Director             January 8, 1997
Charles D. Hunter


/s/ Cordell Reed         Director             January 8, 1997
Cordell Reed


/s/ John B. Schwemm      Director             January 8, 1997
John B. Schwemm


/s/ William H. Springer  Director             January 8, 1997
William H. Springer


/s/ Marilou M. von Ferstel  Director          January 8, 1997
Marilou M. von Ferstel
                        II-3


                        EXHIBIT INDEX


       Exhibit No.                     Description


          4.01  Articles of Incorporation, as
                amended, filed as Exhibit 3(a) to
                Registrant's Annual Report on
                Form  10-K for the year ended
                August 31, 1995 (File No. 1-604),
                and incorporated by reference herein.

          4.02  By-Laws, as amended, filed as
                Exhibit 4.03 to Registrant's Form S-8
                Registration Statement on July 15, 1992
                (Registration No. 33-49676), and
                incorporated by reference herein.

          4.03 Rights Agreement dated as of July 10, 1996, between Registrant and Harris Trust and Savings Bank, filed as Exhibit 1. to Registration Statement on Form 8-A on July 11, 1996 (File
                No. 1-604), and incorporated by reference herein.

          5.01  Opinion of counsel as to legality.

          23.01 Consent of expert.